AMENDED AND RESTATED PROMISSORY NOTE

This **AMENDED AND RESTATED PROMISSORY NOTE** ("Amended Note") is hereby given by **MICHELE AUDIO CORPORATION OF AMERICA**, a New Jersey corporation with an office at 5 County Route 42, Massena, New York 13662 ("Borrower") to **PITTSFORD CAPITAL MORTGAGE PARTNERS, LLC**, a New York limited liability company with an office at 170 Office Parkway, Pittsford, New York 14534-1784, or at such other place as may be designated by written notice ("Holder"). This Amended Note amends, restates and consolidates in its entirety (i) that certain Promissory Note dated September 19, 2003 in the principal amount of $775,000.00 ("Original Note") as subsequently amended by that certain Amendment No. 1 to Promissory Note, dated as of September 23, 2004, and (ii) that certain Promissory Note of even date hereof in the principal amount of $25,000.00. This Amended Note is given pursuant to that certain Loan Restructuring Agreement dated as of June 22, 2005.

For Value Received, Borrower promises to pay Holder the sum of **Eight Hundred Thousand Dollars ($800,000.00)** together with interest as described herein on the unpaid principal (the "Loan").

The indebtedness evidenced by this Amended Note shall be due and payable as follows: (i) interest shall accrue at the rate of ten percent (10%) per annum on the unpaid principal balance of this Note and (ii) a principal and interest payment of Seven Thousand Seven Hundred Twenty and 17/100 Dollars ($7,720.17) shall be due and payable with the first payment due on August 1, 2005 and continuing the first of each and every month thereafter until July 1, 2008 (the "Maturity Date"). Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months. Notwithstanding anything to the contrary, the entire in indebtedness under the Amended Note, including but not limited to all outstanding principal and accrued and unpaid interest shall be due on the Maturity Date.

Borrower may prepay this Amended Note in whole or in part at any time without penalty. In the event that Borrower prepays the entire principal amount due under this Amended Note, along with all accrued interest and other charges, on or before July 1, 2006, and provided that no event of default under this Amended Note has occurred on or before such date, then the Lender agrees to forgive $25,000 of the principal amount due under this Amended Note.

If the full amount of any payment due under this Amended Note is not received by the end of five (5) calendar days after its due date, the Borrower will pay a late charge to the Holder in the amount of six percent (6%) of such overdue payment.

After maturity (whether due to the Maturity Date, by acceleration or otherwise), the interest rate on the unpaid principal sum shall be increased to three (3) percentage points per year above the otherwise applicable rate per year.

If any check received by Holder for any payment due under this Amended Note is not honored due to insufficient funds or for any other reason, in addition to any other rights Holder may have, Holder shall be entitled to Twenty Dollars ($20.00) for each such dishonored check, in addition to any late charges, which shall be paid by the Borrower together with the amount of

the dishonored check within seven (7) calendar days from the date of notice from Holder to the Borrower of such dishonored check.

It is expressly agreed that all of the terms, covenants and conditions contained in: (i) a Mortgage dated as of September 20, 2003, a Mortgage dated of even date herewith, both of which mortgages have been consolidated into one mortgage pursuant to the terms of a Mortgage Modification, Consolidation and Spreader Agreement of even date with this Amended Note, executed by the Borrower, which secures this Amended Note (collectively, the "Mortgage"); and (ii) a Collateral Assignment of Leases and Rents from the Borrower to Holder of even date herewith (the "Assignment of Rents"), are made part of this Amended Note to the same extent and with the same force and effect as if they were fully set forth in this Amended Note (the Mortgage and Assignment of Rents are referred to herein, collectively, as the "Other Loan Documents").

The entire unpaid principal balance of this Amended Note, together with all accrued and unpaid interest and all other sums due under this Amended Note in the Mortgage, shall, without notice, become immediately due and payable at the option of Holder upon the occurrence of any one or more of the following events: (a) the failure to make any payment required by this Amended Note within five (5) calendar days after the date when such payment is due; (b) with respect to the Borrower: (i) the dissolution, termination of existence, insolvency, or commission of any act of insolvency; (ii) filing a petition in bankruptcy, either voluntary or involuntary; (iii) institution of any proceedings under any bankruptcy or insolvency law or any laws relating to the relief of debtors; (iv) appointment of a receiver; (v) in the event that any other lender of Borrower declares a default by Borrower under the terms of any agreement with Borrower or accelerates any amount owed by Borrower to such other lender; (c) the occurrence of any breach or any other default by the Borrower of any of the Other Loan Documents; (d) the occurrence of any breach or other default by any guarantor of Borrower's obligations under this Amended Note, under any guarantee, mortgage, or other document to which such guarantor is a party; (e) with respect to any guarantor of Borrower's obligations under this Amended Note: (i) the institution of any proceedings under any bankruptcy or insolvency law or any laws relating to the relief of debtors; (ii) the appointment of a receiver; or (f) the failure of the Borrower to comply with any other provisions of this Amended Note.

If this Amended Note is placed in the hands of any attorney for collection or action, including without limitation, an action for foreclosure of the Mortgage, the Borrower hereby agrees to pay Holder reasonable attorneys' fees and other expenses of collection that Holder shall have paid or shall have become obligated to pay.

Any delay on the part of Holder in exercising any rights under this Amended No shall not operate as a waiver of such rights. The billing or acceptance of interest or partial payments of principal shall not be construed to nullify any previous demand for payment, nor shall the acceptance of interest in advance by Holder extend the maturity of this Amended Note.

The terms of this Amended Note cannot be changed, modified, waived or discharged orally, in whole or in part, but only by an instrument in writing executed by Holder and the Borrower.

This Amended Note is subject to the express condition that at no time shall be Borrower be obligated or required to pay interest on the principal balance of this Amended Note at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum rate that Holder is permitted by law to contract or agree to pay. If, by the terms of this Amended Note, the Borrower is at any time required or obligated to pay interest on the principal balance of this Amended Note at a rate in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Amended Note.

The Borrower, and all parties who may become liable on this Amended Note, agree to all of the foregoing and severally waive presentment for payment, demand, protest, notice and nonpayment and any other notice in connection with this Amended Note; agrees that nothing except payment in full to Holder shall release them or any of them; that additional makers, guarantors, and other persons may become parties to this Amended Note and may be released and security may be released, all without affecting the liabilities of the Borrower or any other party. Any guarantor and any endorser unconditionally guarantees to Holder the prompt payment of this Amended Note when due, irrespective of the genuineness, validity, regularity, or enforceability of this Amended Note, and further agree that without notice this Amended Note may be extended, in whole or in part and/or of the interest rate changed, all without affecting the liability of the undersigned or any such parties.

This Amended Note will be interpreted in accordance with the laws of the State of New York, excluding its rules relating to conflicts of laws.

This Amended Note is secured by the Other Loan Documents.

Dated as of June 22, 2005.

MICHELE AUDIO CORPORATION OF AMERICA

By: ______________________
Name: Thomas Gramuglia
Title: Vice President

STATE OF NEW YORK)
COUNTY OF ST. LAWRENCE) ss:

On the 22ND date of June, 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared **Thomas Gramuglia**, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the with an instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

MICHAEL V ALMASIAN
Notary Public, State of New York
No. 02AL5016312
Qualified in St. Lawrence County
Commission Expires August 9, 20 05

____
Notary Public